Exhibit 99.1

Investor Presentation February 2015

1

This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Management of Ameris Bancorp (the “Company”) uses these non - GAAP measures in its analysis of the Company’s performance . These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet . The Company’s management believes that these non - GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period . The Company’s management believes that investors may use these non - GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Tangible common equity and Tier 1 capital ratios are non - GAAP measures . The Company calculates the Tier 1 capital using current call report instructions . The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company . These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies . This presentation may contain statements that constitute “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward - looking statements, which speak only as of the dates which they were made . The Company undertakes no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . Readers are cautioned that any such forward - looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward - looking statements as a result of various factors . Readers are cautioned not to place undue reliance on these forward - looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition . Cautionary Statements

2

Corporate Profile • Headquartered in Moultrie, Georgia • Founded in 1971 as American Banking Company • Historically grown through acquisitions of smaller banks in areas close to existing operations • Recent growth through mergers with Coastal Bankshares , Prosperity Banking Company and 10 FDIC - assisted transactions • Four state footprint with 72 offices

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Name, Position Experience (Banking / Ameris ) Edwin W. Hortman Jr. Chief Executive Officer 34/16 Andrew B. Cheney EVP & Chief Operating Officer 38/6 Dennis J. Zember Jr. EVP & Chief Financial Officer 21/10 Jon S. Edwards EVP & Chief Credit Officer 29/15 Stephen A. Melton EVP, Chief Risk Officer 33/3 Cindi H. Lewis EVP, Chief Administrative Officer 36/36 James A. LaHaise EVP, Specialty Lending 27/1 Management and Board Ownership of Approximately 7% Experienced Management Team

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Manage Stronger ROA’s (over 1.15%) and ROTCE (over 15%) to support M&A activities • Current earnings produce 15%+ ROTCE. • Sustain double digit loan and deposit growth, particularly in larger MSA markets. • Manage Mortgage and SBA lines of business for meaningful addition to ROA and ROTCE. • Continue to drive efficiency to our 60 % target . Complete recently announced acquisitions and achieve the metrics we have targeted • 18 Branches from Bank of America in our existing footprint • Merchants & Southern Bank, (Gainesville, Florida) – largest community bank in the market. • Over 15% accretive to 2016 earnings, approximately 4.4% accretive to TBV • Metrics achieved primarily through deployment of excess liquidity over the next 4 years Current Focus

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4 th Quarter Update – Financial Condition dollars in millions, except per share data Q4 '13 Q1 '14 Q2 '14 Q3 '14 Q4 '14 Change BALANCE SHEET Total Assets $3,668 $3,487 $3,973 $3,999 $4,038 10.09 % S/T assets & investments $708 $515 $591 $582 $644 (9.05) Loans - noncovered $2,134 $2,184 $2,472 $2,633 $2,643 23.82 Loans - covered $390 $373 $331 $314 $287 (26.45) Reserve for loan losses 22 23 22 22 21 (6.15) Indemnification asset 65 53 49 38 31 (52.63) NIB checking deposits 669 699 791 817 839 25.50 Interest bearing deposits 2,331 2,312 2,598 2,557 2,592 11.21 Tang Common Equity / Assets 6.83% 7.53% 7.04 7.27 7.42 8.64 Tangible Book Value $9.87 $10.31 $10.26 $10.68 $10.99 11.35%

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4th Quarter Operating Results

dollars in millions, except per share data	Q4 '13	Q1 '14	Q2 '14	Q3 '14	Q4 '14	*Change*
Net Income	**$1,378**	**$8,350**	**$8,130**	**$11,663**	**$10,580**	*> 100%*
Net interest income	**$29,051**	**$34,484**	**$35,264**	**$39,132**	**$41,006**	*41.15*
Provision for loan losses	**$1,478**	**$1,726**	**$1,365**	**$1,669**	**$888**	*(39.92)*
Non-interest income	**$11,517**	**$12,754**	**$15,819**	**$17,901**	**$16,362**	*42.07*
Mortgage revenues	*4,431*	*5,068*	*6,944*	*7,498*	*6,476*	*46.15*
Service charges on deposits	*5,065*	*5,586*	*5,847*	*6,659*	*6,522*	*28.77*
Non-interest expense	**$33,274**	**$33,329**	**$37,318**	**$38,579**	**$41,733**	*25.42*
Salaries & Benefits	*15,071*	*17,394*	*16,942*	*20,226*	*19,316*	*28.17*
Occupancy & DP costs	*6,289*	*7,518*	*8,011*	*8,597*	*4,717*	*(25.00)*
OREO and problem loan expense	*5,322*	*2,190*	*2,840*	*3,186*	*5,290*	*(0.60)*
Operating diluted EPS	**0.18**	**0.32**	**0.40**	**0.44**	**0.39**	*116.67*
Return on Avg Assets	**0.67%**	**0.96%**	**0.93%**	**1.17%**	**1.06%**	*57.07*
Return on Avg TCE	**7.55%**	**13.30%**	**11.15%**	**16.50%**	**14.61%**	*93.40*
Net interest margin (TE)	**4.43**	**4.57**	**4.65**	**4.50**	**4.64**	*4.74*
Efficiency ratio (operating[B])	**68.90%**	**65.73%**	**61.82%**	**61.09%**	**63.41%**	*(7.97)*
Net Overhead (operating[B])	**1.79%**	**2.01%**	**1.81%**	**1.71%**	**2.00%**	*11.59%*

A – Amounts are presented exclude $54.8 million of goodwill impairment in 2009, and merger costs associated with "Prosperity" and "Coastal"
B – Efficiency ratio and Net Overhead ratios exclude goodwill impairment, merger costs and OREO/Problem loan expense.

• Diversified loan portfolio across five regions – Inland Georgia – 36% – Coastal Georgia – 20% – Alabama – 5% • In - house lending limit of $ 15 . 0 million versus $ 86 million legal limit – 27 loans greater than $ 5 million, no individual loan greater than $ 10 . 0 million • Loan participations less than 1 . 00 % of total loans • Aggressive management of concentrations of credit • Top 25 relationships are only 10 . 6 % of total loans, with avg . DSC of 2 . 48 % and LTV of approximately 65 . 0% – South Carolina – 12% – Florida – 27 % Loan Portfolio Detail Ag 8% C&I 11% Construction 8% Non - owner occupied CRE 20% Owner Occupied CRE 18% Consumer Installment & Residential 24% Covered 11% Legacy (non - covered) , 64% Prosperity , 15% Coastal , 10% Covered , 11% Loan Portfolio - Source

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• Leveraging presence in new markets (top five markets account for 72 % of pipeline : Atlanta , Jacksonville, Columbia, Savannah, Charleston • Upgrading production positions in key markets: limited changes to expense base but higher levels of quality production • Expanding Mortgage Strategy : Jumbo mortgages, wholesale, warehouse LOC • Leveraging Agricultural expertise : better yields than in CRE due to limited competition • Specialty lines of business that would diversify loan portfolio • Diversified loan types – not solely chasing CRE or competing with low rates that do not compensate for term or quality Loan Portfolio – strong loan pipelines Consistent Loan Pipelines 1 Lending Strategies Pipeline Opportunities by Type 1 – Loan pipeline amounts consist of all loans management has deemed a 75% or better likelihood of closing. Commercial R/E , 31% O - O CRE , 17% Residential R/E , 14% Construction , 19% Comm'l, Fncl, Ag , 18% $147 $139 $141 $130 $161 $157 $163 $169 $179 $0.0 $50.0 $100.0 $150.0 $200.0 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Loan Pipeline EOQ (in millions)

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• $33.9 million - Largest Relationship has over 3.0x debt coverage, backed by taxing authority of one of our local governmental entities. • 2.48x – Weighted average debt coverage of our 25 largest relationships. • 65.0% - Weighted average loan to value on our 25 largest relationships. Note> As of September 30, 2014 Loan Portfolio Diversified through smaller relationships as well Portfolio comprised of smaller relationships Relationship Totals in Legacy Portfolio (in millions) Rank Total O/S % of total Top 10 $ 142.0 5.1% Top 50 $ 398.8 14.3% Top 100 $ 596.7 21.4% Top 200 $ 859.3 30.8% Top 300 $ 1,040.5 37.3% $34.20 $6.43 $5.00 $3.14 $2.39 $0 $10 $20 $30 $40 25 50 75 100 125 150 Loan Commitment Size (in millions) Number of Loan Relationships

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• 50.2% - percentage of our growth in E/A (LTM) funded with growth in NIB deposits • 26.7% - 5 Year compounded growth rate in our book of non - interest bearing demand A . • $1.24 billion – Growth in non - rate sensitive deposits over last 5 years will materially protect Ameris Bank from the sensitivity of a growing fixed rate loan book A . Significant Value in Deposit Portfolio Deposit Composition – 12/31/14 Growth in non - rate sensitive deposits A – as of December 31, 2014 $1,011 $1,086 $1,207 $1,227 $1,159 $1,153 $1,513 $1,517 $1,711 $1,722 $1,781 39% 47% 50% 52% 10.0% 22.5% 35.0% 47.5% 60.0% $600 $1,000 $1,400 $1,800 $2,200 2Q 12 4Q 12 2Q 13 4Q 13 2Q 14 4Q 14 Non-Rate Sensitive Deposits As a % of Total Deposits DDA , 25% NOW & Savings , 28% MMDA , 25% Retail Time , 22%

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FDIC Indemnification Asset

Managing towards the end of loss share protection

									Classifieds Maturing After L/S		All Loans	
Bank	Original I/A (000's)	Current I/A (000's)	% of Original I/A	Remaining Months to Collect	Original Estimate of Losses (000's)	Current Estimate of Losses (000's)	Current Estimate as a % of Original	NBV	I/A	NBV	I/A on loans
AUB	24,200	0	0.0%	0	33,275	31,883	95.8%	0	0	0	0
USB	21,640	0	0.0%	0	29,755	42,466	142.7%	1,777	0	4,200	120
SCB	22,400	756	3.4%	3.9	30,800	30,709	99.7%	2,150	0	26,084	445
FBJ	11,307	947	8.4%	9.9	15,547	9,270	59.6%	574	69	19,418	947
TBC	22,807	1,075	4.7%	10.9	31,360	25,583	81.6%	354	40	22,370	781
DBT	112,404	2,542	2.3%	10.9	176,635	120,663	68.3%	2,231	310	57,901	2,131
HTB	49,485	4,382	8.9%	17.8	68,042	52,522	77.2%	4,001	103	47,579	3,356
OGB	45,488	2,435	5.4%	17.8	62,546	32,313	51.7%	4,335	70	39,186	2,404
CBG	52,664	4,740	9.0%	24.9	72,413	41,609	57.5%	680	137	54,541	4,013
	362,395	16,877	4.7%	18.6	520,373	387,018	74.4%	16,102	729	271,279	14,197

I/A – Indemnification Asset for reimbursement on expected losses from the FDIC

1- Months remaining to collect remainder of indemnification asset is a weighted average based on the indemnification asset at 12/31/2014.

2 - Current Estimate of losses includes all losses incurred to date as well as reimbursable expenses plus expected losses not incurred for which there is a corresponding indemnification asset. Original estimate of losses includes gross losses identified in due diligence and 10% for workout expenses.

Proven ability to grow revenue profitably with a compounded growth rate of over 19% for the last 5 years. Challenging market to grow revenues. Opportunistic approach of Ameris Bank includes: • Continued M&A activities – • Achieved a meaningful improvement in total revenue run rate from recently closed “Prosperity Bank” & “Coastal Bank” mergers. ( approx $50 - $55 million per year) • Lines of business focused on higher quality assets with better pricing opportunities than CRE. • Mortgage warehouse, municipal, agricultural. • Mortgage business – • Operate in larger metro areas with more active housing markets than national average. • Never focused on refinance. Current production is over 90% purchase. • SBA – new line of business for Ameris. Building reliable revenue stream while recruiting experienced bankers. Earnings 20% Compounded Growth in Revenue (5 years) $36.4 $40.7 $40.9 $40.6 $51.1 $57.4 $20.0 $30.0 $40.0 $50.0 $60.0 2Q 12 4Q 12 2Q 13 4Q 13 2Q 14 4Q 14 Revenue (in millions) Recurring Quarterly Revenue (in millions)

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• 4.57% - 4.64% - Stable net interest margin within a tight range even with accretion. • 4.17% - N et Interest Margin without any accretion. • $4.2 million – Additional interest income from “accretion” in 4Q 2014. Remaining accretable yield supports these levels for approximately 8 quarters. Earnings - Net Interest Margin Net Interest Margin (%) 4.66 4.75 4.97 4.57 4.50 4.17 3.50 4.10 4.70 5.30 Q2 '12 Q4 '12 Q2 '13 Q4 '13 Q2 '14 Q4 '14 Stated NIM NIM w/o Accretion Quarter Accretion Total Revenue Accretion / Revenue 2Q 13 1,992 40,011 4.98% 3Q 13 2,533 40,169 6.31% 4Q 13 1,882 39,678 4.74% 1Q 14 2,727 45,585 5.98% 2Q 14 2,572 49,956 5.15% 3Q 14 2,918 55,581 5.25% 4Q 14 4,279 57,681 7.42%

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Serious about building strength and diversification in non - interest income sources • Moving away from deposit charges • Momentum in our numbers coming from mortgage revenue; we believe we can duplicate that strategy with other LOBs by hiring expertise • Non - interest lines build on sustainable profitability focus vs. large volumes. Earnings – Non - Interest Income Mortgage: • Reached maturity from a revenue and net income standpoint • >80% purchase business, from larger builders and real estate brokers. • Operates on a recurring gross margin of approximately 25% (pretax to total revenue) SBA • Built in the same style as our Mortgage Division • Focus on higher volume producers • Originated $57 million in LTM. Believe we can top $100mm in 2015 0.82% 0.81% 0.87% 1.28% 1.63% 1.68% 0.25% 0.75% 1.25% 1.75% 2009 2010 2011 2012 2013 2014 Non - Interest Income to Assets 4,827 4,793 5,369 6,138 4,846 5,318 8,313 9,332 10,728 2,000 4,000 6,000 8,000 10,000 12,000 4Q 12 2Q 13 4Q 13 2Q 14 4Q 14 Mortgage & SBA Revenues

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Analyst Coverage Firm Analyst Rating Price Target Keefe, Bruyette & Woods Brady Gailey, CFA "Outperform" $32.00 404 - 231 - 6546 Sterne Agee & Leach Peyton N. Green "Buy" $30.00 615 - 760 - 1464 FIG Partners LLC Chris Marinac "Outperform" $31.00 404 - 601 - 7210 Sandler O'Neill & Partners, L.P. Casey C. Orr “Buy" $ 29.00 212 - 466 - 8061 SunTrust Robinson Humphrey Jennifer H. Demba, CFA "Neutral" $ 28.00 404 - 926 - 5476

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Acquisition of Merchants & Southern Banks of Florida, Inc. Purchase of 18 South Georgia and North Florida Branches Private Placement of Common Stock January 29, 2015

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This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Management of Ameris Bancorp (the “Company”) uses these non - GAAP measures in its analysis of the Company’s performance . The Company’s management believes that these non - GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period . The Company’s management believes that investors may use these non - GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Tangible common equity and Tier 1 capital ratios are non - GAAP measures . The Company calculates the Tier 1 capital using current call report instructions . The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company . These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies . This presentation may contain statements that constitute “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward - looking statements, which speak only as of the dates which they were made . The Company undertakes no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . Readers are cautioned that any such forward - looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward - looking statements as a result of various factors . Readers are cautioned not to place undue reliance on these forward - looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition . Cautionary Statements

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Significant Strategic Transactions Discussion Outline • Bank Acquisition • Branch Purchase • Capital Transaction and Pro Forma Results

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Bank Acquisition

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(1) Financial information as of December 31, 2014 Bank Acquisition – Transaction Terms and Multiples Bank Acquisition Consideration Aggregate Purchase Price Required Approvals Expected Closing Price/Tangible Book Value (1) Price/LTM Net Income (1) Core Deposit Premium (1) Merchants & Southern Banks of Florida, Inc. Gainesville, FL 100% cash $50.0 million Customary regulatory approvals Second quarter of 2015 131% 16.0x 3.7%

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(1) Profitability metrics adjusted using an assumed tax rate of 35% to account for S - Corp status Source: SNL Financial; financial data as of December 31, 2014; dollar amounts in millions Bank Acquisition – Pro Forma Franchise ABCB (72 Branches) Merchants & Southern (13 Branches) Gainesville Jacksonville Savannah Charleston Columbia Greenville Atlanta Moultrie Merchants & Southern Bank Total Assets $472.5 Gross Loans $213.9 Tangible Equity $38.3 Net Interest Margin 3.33% LTM ROAA (1) 0.77% LTM ROAE (1) 7.75%

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Bank Acquisition – Pro Forma Franchise

Gainesville, FL			June '14	
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	Wells Fargo & Co. (CA)	9	767,731	21.57
2	Bank of America Corp. (NC)	6	765,289	21.50
3	BBVA	4	354,799	9.97
4	SunTrust Banks Inc. (GA)	5	335,692	9.43
5	Mrchnt & Sthrn Banks of FL Inc (FL)	9	267,348	7.51
6	Capital City Bank Group Inc. (FL)	10	217,538	6.11
7	Toronto-Dominion Bank	2	208,898	5.87
8	OGS Investments Inc. (FL)	4	152,960	4.30
9	Renasant Corp. (MS)	3	118,614	3.33
10	Regions Financial Corp. (AL)	3	62,900	1.77
	Top 10 Institutions	55	3,251,769	91.36
	Total For Institutions In Market	71	3,559,010	100.00 %

Jacksonville, FL			June '14	
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	Bank of America Corp. (NC)	34	20,751,421	42.05
2	EverBank Financial (FL)	6	12,303,280	24.93
3	Wells Fargo & Co. (CA)	63	5,973,392	12.10
4	BBVA	25	1,934,293	3.92
5	SunTrust Banks Inc. (GA)	27	1,811,478	3.67
6	Regions Financial Corp. (AL)	24	1,246,436	2.53
7	BB&T Corp. (NC)	14	557,481	1.13
8	Toronto-Dominion Bank	7	544,432	1.10
9	Pro Forma Company	11	492,995	1.00
9	Ameris Bancorp (GA)	10	469,659	0.95
10	Jacksonville Bancorp Inc. (FL)	9	422,820	0.86
	Top 10 Institutions	219	46,014,692	93.24
33	Mrchnt & Sthrn Banks of FL Inc (FL)	1	$ 23,336	0.05 %
	Total For Institutions In Market	324	$ 49,353,284	100.00 %

Ocala, FL			June '14	
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	SunTrust Banks Inc. (GA)	13	1,070,982	19.27
2	Regions Financial Corp. (AL)	12	899,716	16.19
3	Wells Fargo & Co. (CA)	11	720,899	12.97
4	Bank of America Corp. (NC)	9	675,501	12.15
5	BBVA	3	487,692	8.77
6	Florida Community Bkshs Inc. (FL)	7	461,339	8.30
7	Renasant Corp. (MS)	5	268,278	4.83
8	CenterState Banks (FL)	5	193,121	3.47
9	BB&T Corp. (NC)	4	133,138	2.40
10	Villages Bancorp. Inc. (FL)	1	105,361	1.90
	Top 10 Institutions	70	5,016,027	90.25
17	Mrchnt & Sthrn Banks of FL Inc (FL)	3	$ 37,810	100.00 %
	Total For Institutions In Market	86	$ 5,558,563	100.00 %

Source: SNL Financial; deposit data as of June 2014

Transaction Rationale • Meaningful EPS accretion • Internal rate of return over 20% Strategic Rationale Operating Considerations Financial Impact • In - market extension with like - minded community bank • Leverages management experience and infrastructure in North Florida • Experienced Southeast acquiror – 12 deals in the last 6 years • Due diligence process completed • Represents a premier community bank operating in preferred markets • Strengthens our North Florida market presence • Provides entry point into the Gainesville and Ocala markets • Market overlap allows for cost savings opportunities

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Branch Purchase

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(1) Non - cash assets include acquired loans and fixed assets (2) Aggregate purchase price will be based on the total average deposits for a defined period prior to closing Branch Purchase – Transaction Terms and Multiples Branch Purchase Deposits Acquired Non - Cash Assets Acquired Consideration Required Approvals Deposit Premium 18 Southeastern branches • 10 South Georgia (Estimated $424 million deposits) • 8 North Florida (Estimated $388 million deposits) Estimated $812 million Estimated $16 million (1) 100% cash Customary regulatory approvals 3.01% Aggregate Purchase Price Estimated $24 million (2) Expected Closing Second quarter 2015

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Branch Purchase – Pro Forma Franchise

Pro Forma Branch Map


ABCB (72 Branches)
18 Southeastern Branches
M&S (13 Branches)
Greenville
Columbia
Atlanta
Charleston
Savannah
Moultrie
Jacksonville
Gainesville

Deposit Composition – Southeastern Branches


IRAs ~7%
Noninterest Bearing ~21%
CDs ~14%
Savings ~8%
NOW ~23%
MMDA ~27%

Weighted-Average Rate: Approximately 0.13%

Source: SNL Financial; financial information as of July 2014

24.3% 20.8% 33.5% 9.2% 12.2% Pro Forma Deposit Composition 24.2% 22.3% 29.7% 11.5% 12.3% ~21% ~23% ~42% ~0% ~14% 32.9% 0.2% 53.0% 7.4% 6.5% ABCB Southeastern Branches (1) Merchants Non-Interest Bearing Deposits MMDA & Savings Interest-Bearing Transaction CDs < $100,000 CDs > $100,000 Pro Forma ABCB (2) (1) Time deposit composition assumes that all acquired branch CDs are > $100,000 (2) Does not account for purchase accounting adjustments Financial information as of September 30, 2014 MRQ Cost of Deposits: 0.30% Cost of Deposits: Approximately 0.13% MRQ Cost of Deposits: 0.22%

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Transaction Rationale • Meaningful EPS accretion • Internal rate of return over 20% Strategic Rationale Operating Considerations Financial Impact • In - market expansion comprised primarily of deposit relationships • Minimal amount of complexities – grow loans and retain deposits • Leverages management experience and infrastructure in existing and contiguous markets • Experienced Southeast acquiror – 12 deals in the last 6 years • Due diligence process completed • Strengthens our Georgia and Florida market presence • Provides low - cost funding for future growth • Attractive customer base • Positions Ameris as the largest independent community bank in its South Georgia and North Florida footprint

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Capital Transaction and Pro Forma Results

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Capital Transaction – Summary Overview • Private placement • Approximately $114.5 million net proceeds • Commitments for the sale of up to 5,320,000 primary shares • Issuance price per share: $ 22.50 • Transaction expected to be completed January 30, 2015

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Key Pro Forma Assumptions and Financial Impact Bank Acquisition • Balance sheet and earnings growth in line with past performance • Cost savings of 33%; 75% realized in 2015 and 100% realized in 2016 and thereafter • No revenue enhancements assumed • Credit loan mark of approximately 4% • OREO mark of approximately 23% • Core deposit intangible of 1.5% amortized straight - line over 8 years • Expected closing Q2 2015 • Immediately accretive to EPS at closing • Projected to be over 15% accretive to EPS in 2016 and thereafter • Immediately accretive to tangible book value • Estimated IRR well in excess of 20% • Pro forma capital ratios to remain in excess of “well capitalized” minimums Branch Purchase Capital Transaction, Bank Acquisition, Branch Purchase • 10% deposit runoff in 2015; 3% deposit growth through 2018 (distributed equally across deposit account types) • Acquired balance sheet liquidity transitions into loans over a 4 - year period; targeted 2018 asset mix – 80% loans / 20% securities • Noninterest income and expense increases are equal to projected deposit growth • Assumed yield on new loans equal to 4.0% (current ABCB yield = 4.94%); securities 2.0%; and the cost of interest bearing deposits increasing from 0.13% to 0.36% (current ABCB cost) • Provision expense of 1.0% on new loan growth • Expected closing Q2 2015 Key Assumptions Pro Forma Financial Impact

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Pro Forma Balance Sheet and Capitalization (1) (1) Pro forma balance sheet and capital ratios include the bank acquisition, branch purchase and capital transaction Dollar Values in Millions, Except Per Share Amounts Estimated Pro Forma at Close (1) Balance Sheet June 30, 2015 Total Assets $5,534 Net Loans $3,200 Total Deposits $4,625 Shareholders' Equity $499 Dececmber 31, 2014 June 30, 2015 Capital Ratios Actual Estimated Pro Forma at Close (1) Tangible Common Equity / Tangible Assets 7.42% 7.23% Tier 1 Leverage Ratio 8.97% 9.64% Tier 1 Risk-Based Capital Ratio 12.67% 15.72% Total Risk-Based Capital Ratio 13.44% 16.57%

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Conclusion • Ameris is a very attractive Southeastern banking franchise — Consistently profitable — Impressive returns…5 year total return over 170% (1) — Experienced acquiror with a seasoned management team — Well - positioned to capitalize on future growth and expansion opportunities • Pending acquisitions further enhance the Ameris franchise — Financially attractive…meaningful EPS and TBV accretion — Strategically compelling…enhances current branch franchise in core Southeastern markets — Further improves core funding — Manageable execution and conversion risk (1) Includes the compounded value of reinvested dividends over the time period

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